UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported) March 31, 2010

AutoNation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 SW 1st Ave

Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 31, 2010, AutoNation, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, the Company’s subsidiary guarantors (the “Guarantors”) and Banc of America Securities LLC (the “Representative”), as representative of the several underwriters named therein (together with the Representative, the “Underwriters”). The Underwriting Agreement includes customary representations, warranties and covenants. It also provides for customary indemnification by each of the Company, the Guarantors and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters, and the Underwriters have agreed to purchase for resale to the public, $400 million in aggregate principal amount of the Company’s 6.75% senior unsecured notes due April 15, 2018 (the “Notes”) at a public offering price of 98.488% of the aggregate principal amount. The sale of the Notes is registered pursuant to a Registration Statement (No. 333-157354) on Form S-3 filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement by reference into such Registration Statement. The Notes are expected to be issued under a senior indenture to be dated as of April 14, 2010 (the “senior indenture”) between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture, to be dated as of April 14, 2010 (the “supplemental indenture,” together with the senior indenture, the “Indenture”), among the Company, the Trustee and the Guarantors.

The Company intends to use the net proceeds from the offering of the Notes (1) to pay the consideration required in connection with the Company’s previously announced cash tender offers, and related consent solicitations, for any and all of its outstanding Floating Rate Notes due 2013 (the “Floating Rate Notes”) and any and all of its outstanding 7% Senior Notes due 2014 (the “Fixed Rate Notes,” and together with the Floating Rate Notes, the “Old Notes”), including any applicable accrued and unpaid interest on such Old Notes, (2) to reduce borrowings under the term loan facility of the Company’s existing credit agreement in connection with the planned amendment thereto, (3) to pay transaction fees and expenses and (4) for general corporate purposes.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Forward-Looking Statements

The statement regarding the Company’s intended uses of the net proceeds from the offering of the Notes is a forward-looking statement. This forward-looking statement is subject to the risk that the Company may be unable to successfully complete the cash tender offers for the Old Notes and the planned amendment to its existing credit agreement discussed above. This forward-looking statement speaks only as of the date of this report, and the Company undertakes no duty to update or revise such statement to reflect subsequent events or circumstances.

Item 8.01.	Other Events.

On March 31, 2010, the Company announced the pricing of $400 million aggregate principal amount of Notes due 2018 at 6.75%. The Notes will be issued at 98.488% of the aggregate principal amount, representing a yield to maturity of 7.0%. A copy of the press release announcing the pricing of the Notes is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Also filed herewith as Exhibit 25.1 is the Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A. as trustee under the Indenture, with respect to the Notes.

Item 9.01.

Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 31, 2010, by and among AutoNation, Inc., its subsidiary guarantors named therein and Banc of America Securities LLC as representative of the underwriters named therein.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.

99.1	Press Release of AutoNation, Inc. dated March 31, 2010 regarding pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: April 1, 2010	By:	/s/ Jonathan P. Ferrando
	Name:	Jonathan P. Ferrando
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 31, 2010, by and among AutoNation, Inc., its subsidiary guarantors named therein and Banc of America Securities LLC as representative of the underwriters named therein.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association.

99.1	Press Release of AutoNation, Inc. dated March 31, 2010 regarding pricing of the Notes.

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